Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Michael C. Gazmarian
Vice President, Chief Financial Officer and Treasurer
Insteel Industries, Inc.
336-786-2141, Ext. 3020
INSTEEL INDUSTRIES DECLARES QUARTERLY CASH DIVIDEND
MOUNT AIRY, N.C., June 6, 2007 — Insteel Industries, Inc. (Nasdaq: IIIN) today announced that its board of directors declared a quarterly cash dividend of $0.03 per share on the Company’s common stock payable on July 6, 2007 to shareholders of record as of June 22, 2007.
About Insteel
Insteel Industries is one of the nation’s largest manufacturers of steel wire reinforcing products for concrete construction applications. The Company manufactures and markets prestressed concrete strand and welded wire reinforcement, including concrete pipe reinforcement, engineered structural mesh and standard welded wire reinforcement. Insteel’s products are sold primarily to manufacturers of concrete products that are used in nonresidential construction. Headquartered in Mount Airy, North Carolina, Insteel operates six manufacturing facilities located in the United States.
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1373 BOGGS DRIVE / MOUNT AIRY, NORTH CAROLINA 27030 / 336-786-2141/ FAX 336-786-2144